FIRST SUPPLEMENT

                          DATED AUGUST 14, 2000 TO THE

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                               DATED JUNE 23, 2000

           Fayetteville Lithotripters Limited Partnership - Arizona I

                  Fayetteville Lithotripters Limited Partnership - Arizona I, an Arizona limited partnership (the "Partnership"), by this First Supplement hereby amends and supplements its Confidential Private Placement Memorandum of June 23, 2000 (the "Memorandum"). Capitalized terms used herein and not otherwise defined have the meanings provided in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this First Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the Closing Date to February 9, 2000 (or such earlier date as the General Partner may, in its sole discretion, otherwise elect).

                  Questions concerning this First Supplement should be directed to James Brady or Phil Gallina at 1-800-682-7971, Extension 3.